Exhibit 99.1

PRESS RELEASE

Nile Therapeutics Promotes Darlene Horton, M.D., to Chief Executive Officer and Director

SAN MATEO, CA, August 6, 2012 -- Nile Therapeutics, Inc. (OTCQB: NLTX), a biopharmaceutical company that develops novel therapeutics for heart failure patients, today announced that it has promoted Darlene Horton, M.D. to President and Chief Executive Officer, and appointed her as a director of the Company.

“We are pleased Dr. Horton has agreed to assume the role of Chief Executive Officer,” said Richard Brewer, Chairman of the Board of Directors of Nile. “We believe Dr. Horton’s knowledge and experience in the heart failure space will help Nile to realize the full value of the cenderitide post-acute program.”

“I am excited to assume the leadership role at Nile,” said Darlene Horton, M.D., Chief Executive Officer of Nile. “I am particularly compelled by cenderitide’s potential to fundamentally change how we treat heart failure patients following an acute event. I believe the dual receptor activating properties of cenderitide, combined with proven out-patient, subcutaneous delivery technology, provides a unique opportunity to potentially reduce re-hospitalizations and improve the quality of life for these patients.”

Dr. Horton served as Nile’s Chief Medical Officer from June 2012 until her appointment as its CEO. Previously, she served as Chief Medical Officer of Itero Biopharmaceuticals, a venture-backed biosimilar company. As a co-founder of Itero, she helped raise $17 million in capital and lead the development team. The product was successfully out-licensed to Watson Pharmaceuticals. Previous to Itero, Dr. Horton served as Senior Vice President, Clinical Research at Scios, Inc., a Johnson & Johnson (J&J) company. During her 12 year tenure at Scios, she was the clinical lead for Natrecor®, a commercial product indicated for the treatment of acute heart failure. Dr. Horton led the Natrecor® program from late-stage development through FDA approval and commercialization, and was also part of the senior management team at the time of Scios’s $2.4 billion acquisition by J&J. Dr. Horton also served as the Head of the Cardiovascular Therapeutic Area Center of Excellence for J&J pharmaceutical companies.

Joshua A. Kazam, who has served on a part-time basis as the Company’s President and Chief Executive Officer since June 2009, agreed to resign from such offices upon Dr. Horton’s appointment. Mr. Kazam will continue to serve on the Company’s Board of Directors.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is focusing its efforts on developing its lead compound, cenderitide, a novel rationally designed chimeric peptide in clinical studies for the treatment of post-acute heart failure. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Nile's plans and ability to develop cenderitide in the post-acute setting and the anticipated benefits of cenderitide for patients in the post-acute setting are forward-looking statements. Forward-looking statements also include statements regarding the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, expected patient enrollment, anticipated benefits of cenderitide, Nile's strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile's immediate need to raise additional capital to fund its general corporate activities and its need to raise substantial additional capital to fund its planned Phase 2 study of cenderitide and to otherwise fund its product development programs to completion, Nile's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 30, 2012. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.